UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 30, 2026

ALGORHYTHM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41405	95-3795478
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

800 Corporate Drive, Suite 216
Fort Lauderdale, FL	33334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(954) 800-0425

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RIME	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2026, the board of directors (the “Board”) of Algorhythm Holdings, Inc. (the “Company”) accepted the resignation of Andrew Thompson as the Company’s Chief Executive Officer and Chairman of the Board, effective immediately. Mr. Thompson’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On November 2, 2026, the Board appointed Gregory D. Smith, a member of the Board, to serve as the Company’s Chief Executive Officer and Chairman of the Board.

Mr. Smith, age 67, has served as a member of the Board since September 2026. Mr. Smith has been the owner of L&G Strategic Solutions, a commercial and residential property management company, since June 2011, and Sunrise Café, a successful casual American restaurant, since January 2020. Prior to that, Mr. Smith served in numerous management positions at IBM, a global technology and consulting corporation, for more than 30 years, including serving as the Delivery Project Executive for a large overseas client between 2007 and 2010. Mr. Smith received his B.S. in Aeronautics from San Jose State University in 1981 and his MBA from San Jose State University in 1984.

In connection with Mr. Smith’s appointment, the Company entered into an employment agreement with Mr. Smith, effective as of November 2, 2026 (the “Effective Date” and such agreement, the “CEO Agreement”), providing for an initial term ending on the second anniversary of the Effective Date, which will automatically renew on such anniversary and each annual anniversary thereafter for successive one-year periods unless either party provides at least 90 days’ notice of non-renewal. Under the CEO Agreement, Mr. Smith will serve as Chief Executive Officer, reporting to the Board, and as Chairman of the Board.

The CEO Agreement provides for an annual base salary of $375,000, increasing to $480,000 on the satisfaction of various performance metrics and conditions. Mr. Smith’s base salary may not be decreased without his written consent. Mr. Smith is eligible to receive an annual bonus of up to 50% of his base salary, half of which is earned based on continued employment for the entire fiscal year and half of which is subject to performance objectives. In addition, upon each change in control of the Company during the employment term, Mr. Smith is entitled to a lump-sum change-in-control bonus equal to the sum of his base salary and maximum annual bonus, multiplied by the greater of (x) the number of years (including any fractional year) then remaining in the employment term and (y) two.

Pursuant to the CEO Agreement, within ten days after sufficient shares are available for issuance under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), the Company will grant Mr. Smith an initial award of 2,119,542 restricted shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), of which 1,059,771 shares will be fully vested on the grant date and the remaining 1,059,771 shares, which will be subject to a restricted stock award agreement, will vest in full on the first anniversary of the Effective Date, subject to Mr. Smith’s continued service. Mr. Smith is also eligible to receive annual equity awards with a grant-date value equal to the greater of two times his base salary and a value determined by an independent compensation consultant, with vesting periods of no more than four years. To the extent sufficient shares are not available under the 2022 Plan, the Company is required to use its best efforts to obtain stockholder approval of an increase in the shares available thereunder and, if such approval is not obtained within twelve months, pay Mr. Smith the value of the ungranted portion of the award in cash.

Upon a termination of Mr. Smith’s employment by the Company without cause, by Mr. Smith for good reason, or as a result of the Company’s non-renewal of the CEO Agreement, then, subject to his execution of a release of claims and continued compliance with his restrictive covenants, Mr. Smith is entitled to a lump-sum severance payment equal to two times the sum of his base salary and maximum annual bonus, reimbursement of COBRA premiums for up to 18 months, and full accelerated vesting of his outstanding equity awards. If any such termination occurs within 12 months following a change in control, Mr. Smith is entitled to an additional lump-sum payment equal to the sum of his base salary and maximum annual bonus for the year of termination (or, if greater, the year preceding the change in control), and all of his outstanding equity awards will vest in full immediately prior to the consummation of the change in control. Upon a termination due to death or disability, Mr. Smith (or his estate) is entitled to a lump-sum payment equal to his maximum annual bonus for the year of termination. Upon certain terminations of employment or change in control events, the Company is required to establish and fund a rabbi trust to secure payment of any amounts deferred under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and the Company has agreed to reimburse Mr. Smith for any taxes, penalties, or interest incurred on account of non-compliance with Section 409A. The CEO Agreement also contains customary confidentiality and intellectual property assignment provisions and one-year post-employment non-competition and non-solicitation covenants (with the non-competition covenant not applying upon a termination without cause or for good reason), and provides that the Company will enter into its standard form of indemnification agreement with Mr. Smith.

There are no arrangements or understandings between Mr. Smith and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Smith and any director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K. There are no transactions involving Mr. Smith that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the CEO Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CEO Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

As of November 4, 2026, the Company had 40,848,979 shares of Common Stock issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Employment Agreement, dated November 2, 2026, by and between Algorhythm Holdings, Inc. and Gregory D. Smith
10.2	Restricted Stock Award, dated November 2, 2026, by and between Algorhythm Holdings, Inc. and Gregory D. Smith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	In accordance with Item 601(b)(10) of Regulation S-K, certain provisions or terms of the agreement have been redacted. The Company will provide an unredacted copy on a supplemental basis to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026	ALGORHYTHM HOLDINGS, INC.

	By:	/s/ Gregory D. Smith
	Name:	Gregory D. Smith
	Title:	Chief Executive Officer